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                                                                EXHIBIT 10.50


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                SECTION 415 PLAN

          This Section 415 Plan ("Section 415 Plan") adopted as of the 1st day of January, 1994, by Public Service Company of New Mexico, a New Mexico corporation, (the "Company") is established to provide a supplemental retirement plan for certain employees of the Company upon the terms and conditions set forth herein.

                                   ARTICLE I
                                    Purpose
                                    -------

          1.01    Purpose.  The Purpose of the Section 415 Plan is to provide
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for the payment of supplemental retirement benefits to Company employees whose retirement benefits, under the Public Service Company of New Mexico Employees' Retirement Plan (January 1, 1989) (the "Retirement Plan") have been reduced as required by Section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations and rulings promulgated thereunder. Code
Section 415 requires that qualified defined benefit retirement plans, such as the Retirement Plan, limit the amount payable, in any one year, to a retired Participant. The Code Section 415 limitations reduce the retirement benefits otherwise due a Participant notwithstanding that such benefits were previously accrued and vested pursuant to qualified retirement plans.

                                   ARTICLE II
                                 Participation
                                 -------------

          2.01    Participation.  An employee of the Company who satisfies the
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following requirements shall be entitled to participate in the Section 415 Plan, and shall hereinafter be referred to as a "Participant." An employee of the Company shall be entitled to participate hereunder if he or she:

              (a) is a non-union employee;

              (b) is a Participant in the Retirement Plan;

              (c) commences receiving retirement benefits under the Retirement
                  Plan on or after January 1, 1994, with such benefits being reduced by application of Code Section 415; and

              (d) is neither a Participant in, nor entitled to receive benefits under, the Public Service Company of New Mexico Restated and Amended Accelerated Management Performance Plan (1988), the Public Service Company of New Mexico Service Bonus Plan or any other supplemental retirement plan or agreement or similar arrangement with the Company or any affiliate thereof, wherein such plan, agreement or arrangement has the effect of overriding

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                  the limitations of Code Section 415 imposed on the Retirement
                  Plan.

                                  ARTICLE III
                                    Benefits
                                    --------

          3.01  Amount of Benefit.  The benefit to which a Participant is
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entitled under this Section 415 Plan shall equal the reduction in a
Participant's overall retirement benefit under the Retirement Plan and any other supplemental retirement plan or agreement or similar arrangement with the Company or any affiliate thereof, as a result of the Code Section 415 limitation. The overall retirement benefit is the Participant's benefit under the Retirement Plan or any other supplemental retirement plan or agreement or similar arrangement with the Company or any affiliate thereof that is calculated based upon the Participant's benefits under the Retirement Plan.

          3.02  Form of Benefit.  The benefit payable under Section 3.01 hereof
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shall be payable pursuant to the annuity form (e.g., life annuity, or 100% joint
                                               ----
and survivor annuity) identical to the form of benefit being paid the Participant under the Retirement Plan.

          3.03  Commencement of Benefit.  The benefits payable hereunder shall
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commence on the same date the Participant commences receiving benefits under the
Retirement Plan.

          3.04  Non-Duplication of Benefits.  The sole purpose of providing a
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Participant with benefits under the Section 415 Plan is to provide Company employees who have been promised retirement benefits under the Retirement Plan with the benefits that would have been payable had the Code Section 415 limitations not been imposed. It is not intended that any additional retirement benefit be provided a Participant hereunder beyond the reduction caused by the imposition of the Code Section 415 limitation and under no circumstances shall retirement benefits be duplicated. Any Participant who is receiving benefits under any other plan or agreement with the Company providing the benefits intended to be provided herein shall have his or her benefits otherwise due hereunder reduced to avoid such duplication of benefits.

                                   ARTICLE IV
                           Designation of Beneficiary
                           --------------------------

          4.01  Designation of Beneficiary.  If the Participant elects a form of
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benefit that results in survivor benefits payable to his or her beneficiary(ies)
following the death of the Participant, such beneficiary(ies) shall be the same beneficiary(ies) as are receiving the Participant's survivor benefit under the Retirement Plan.

                                   ARTICLE V

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                         Source of Benefit Payments
                         --------------------------

          5.01  Source of Benefit Payments.  The Section 415 Plan is a
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nonqualified, unfunded and unsecured deferred compensation arrangement.  All benefits payable hereunder shall be paid (a) from the general corporate funds of the Company which are subject to the claims of creditors, or (b) out of any trust the Company shall establish or authorize, provided that at all times prior to actual payment to the Participant of his or her benefits, neither the Participant nor his or her estate, or heirs shall (i) have any right, title or interest whatsoever in or to, or any claim, preferred or otherwise, in or to any particular assets of the Company or any trust that the Company may establish or designate to aid in providing the payments described in this Plan; or (ii) acquire any interest greater than that of any unsecured creditor in any assets of the Company.

                                   ARTICLE VI
                  Administrative and Miscellaneous Provisions
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          6.01  Administrators.  This Section 415 Plan shall be administered by
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the Management Development and Compensation Committee of the Board of Directors
of the Company (the "Compensation Committee") or any individual or committee appointed by the Compensation Committee to administer the Section 415 Plan (the "Administrator"). The authority to administer the Section 415 Plan shall include full authority, in the Administrator's sole discretion, to interpret the
Section 415 Plan document and any provision hereunder, and to determine any and all issues pertaining thereto, including but not limited to, eligibility for participation or benefits, the amount, form and timing of benefits, and beneficiary designations.

          6.02  Claims Procedure.  The Administrator shall make all
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determinations as to a Participant's right to a benefit pursuant to the Section
415 Plan. Within ninety (90) days after receipt of written notice of an objection to benefits payable or claim for benefits, the Administrator shall render a written decision on the objection to the benefits payable or the claim for benefits. If the objection to benefits payable or the claim for benefits is denied, either in whole or in part, the decision shall include:

              (a) The specific reason or reasons for the denial;

              (b) An indication of the specific provisions on which the denial is based;

              (c) A description of any additional material or information necessary for the claimant to perfect the claim and any explanation of why such material or information is necessary; and

              (d) An explanation of the Section 415 Plan appeal procedure,

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                  indicating that the appeal of the adverse determination must be in writing addressed to the Administrator, and received within sixty (60) days after the receipt by the claimant of the Administrator's written denial of benefits. Failure to perfect an appeal within the 60-day period shall make the decision conclusive.

          If the Participant appeals to the Administrator, he or she or his or her duly authorized representative, must do so in writing and may submit, in writing, whatever issues and comments he or she or his or her duly authorized representative, feels are pertinent. The Participant or his or her duly authorized representatives, may review pertinent documents. The Administrator shall render a written decision on the question of the benefits payable or the claim for benefit, setting forth the specific reasons for its decision including a reference to the provisions of the Section 415 Plan within sixty (60) days after receipt of the request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Committee render a decision respecting a denial for a claim for benefits later than one hundred twenty (120) days after its receipt of a request for a review.

          Any denial by the Administrator of Participant's claim for benefits under the Section 415 Plan shall be stated in writing and such notice shall be written in a manner that may be understood without legal or actuarial counsel.

          6.03  Amendment.  The Company reserves the right at any time and from
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time to time to amend this Section 415 Plan to any extent and in any manner that it may deem advisable.  Except as otherwise set forth below in this Section
6.03, no amendment or modification hereof by the Company, unless made to secure or maintain the approval of the Section 415 Plan by the Internal Revenue Service or other governmental agency, shall operate retroactively to reduce or divest the then vested interest of any Participant or to reduce or divest any benefit then payable hereunder. Notwithstanding the foregoing, if: (a) Code Section
415 is amended, repealed or modified, or (b) the Internal Revenue Service by regulation, ruling or other administrative act interprets Code Section 415, so as to eliminate or increase payments to a Participant under the Retirement Plan that are, as of the effective date of this Section 415 Plan, reduced, then the Company may amend this Section 415 Plan for the purpose of modifying or extinguishing the Company's obligations hereunder, but only to the extent that vested benefits hereunder are offset by an increase of benefits under the Retirement Plan.

          6.04  Controlling Law.  This Section 415 Plan shall be interpreted
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under the laws of the State of New Mexico.

          6.05  Binding Effect.  This Section 415 Plan shall be binding upon and
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inure to the benefit of any successor of the Company and any such successor shall be deemed substituted for the Company under the terms of this Section 415 Plan. As used in this

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Section 415 Plan, the term "successor" shall include any person, firm, corporation, or other business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets or business of the Company.

          6.06  No Right of Assignment.  A Participant's benefits under this
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Section 415 Plan shall be subject to tax levies, court orders and orders under state laws providing for the attachment, garnishment or levy of wages. Neither a Participant nor any person taking on behalf of a Participant may voluntarily anticipate, assign or alienate any benefit provided under the Section 415 Plan and the Administrator shall not recognize any such anticipation, assignment or alienation.

          6.06  Incapacity of Payee.  If the Administrator determines that any
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person to whom a benefit is payable is legally incapacitated, the Administrator may direct that any payment becoming due to such person (unless claim shall have been made therefor by a duly appointed legal representative) be applied for such person's benefit, or paid to or applied for the benefit of such person's spouse, children, a parent or other blood relative, or paid to a person with whom such incompetent person resides, and any such payment or application so made shall be a complete discharge of the Company's obligation.

          IN WITNESS WHEREOF, the Company, by its authorized representatives, has subscribed this Section 415 Plan as of December 31, 1993.

                                    PUBLIC SERVICE COMPANY OF
                                    NEW MEXICO


                                    By
                                      --------------------------------
                                      BENJAMIN F. MONTOYA
                                      President

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